Exhibit 23

                           Consent of BDO Seidman,LLP
                    Independent Certified Public Accountants




Health Management, Inc.


     We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (Registration No. 33-90130) filed with the Securities and Exchange Commission on March 8, 1995 of our reports dated July 27, 1995, except for Note 9 which is as of April 26, 1996, relating to the consolidated financial statements and schedules of Health Management, Inc. (formerly Homecare Management, Inc.) appearing in this Annual Report on Form 10-K for the year ended April 30, 1995.






BDO Seidman, LLP




Mitchel Field, New York
April 29, 1996